EXHIBIT 5.1

Simeon Brinberg, Esq.

60 Cutter Mill Road, Suite 303

Great Neck, NY  11021

August 16, 2013

BRT Realty Trust

60 Cutter Mill Road

Great Neck, New York  11021

Ladies and Gentlemen:

I acted as counsel to BRT Realty Trust, a Massachusettsbusiness trust (the “Trust”), in connection with a Registration Statement on Form S-3 being filed contemporaneously herewith by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) (such registration statement, as it may be amended, the “Registration Statement”) for the issuance and sale from time to time pursuant to Rule 415(a)(1)(x), promulgated under the Securities Act, of securities (collectively, the “Securities”) with an aggregate public offering price of $50,000,000, consisting of: (i) shares of beneficial interest, par value $3.00 per share, of the Trust (the “Common Shares”), (ii) shares of preferred stock, par value $1.00 per share, of the Trust (the “Preferred Shares”), (iii) warrants to purchase Common Shares or Preferred Shares (the “Warrants”), and (iv) subscription rights to purchase Common Shares or Preferred Shares (the “Rights”).  This opinion is being delivered to you in accordance with your request and in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering this opinion, I have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a) the Registration Statement;

(b) the Third Amended and Restated Declaration of Trust (the “Declaration of Trust”);

(c) the By-Laws of the Trust, as amended to date (as so amended, the “Bylaws”);

(d) corporate proceedings of the Trust relating to its proposed issuance of the Securities; and

(e) such other instruments and documents as I have deemed relevant or necessary in connection with my opinions set forth herein.

In making the aforesaid examinations, I have assumed the genuineness and authenticity of all documents examined by me and all signatures therein and the conformity to originals of all copies of all documents examined by me.  I have also assumed that the corporate records furnished to me by the Trust include all corporate proceedings taken by it to date.

Based upon the subject to the foregoing, I am of the opinion that:

(1) When (i) the Registration Statement has become effective under the Securities Act and (ii) an issuance of the Common Shares has been duly authorized by the Trust and, upon issuance and delivery of certificates for the Common Shares against payment therefor in accordance with the terms of such corporate proceeding taken by the Trust and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants to purchase Common Shares in accordance with the terms thereof, or conversion or exchange of Preferred Shares that, by its terms, is convertible into or exchangeable for Common Shares, or upon the exercise of any Rights to purchase Common Shares in accordance with the terms thereof and receipt by the Trust of any additional consideration payable upon such conversion, exchange or exercise, as applicable, the shares of Common Shares represented by such certificates will be validly issued, fully paid and non-assessable.

(2) When (i) the Registration Statement has become effective under the Securities Act, (ii) a series of Preferred Shares has been duly authorized and established by the Trust in accordance with the terms of the Declaration of the Trust, the By-Laws and applicable law, (iii) appropriate resolutions adopted by the board of trustees setting forth the number of shares and the terms of any class or series of Preferred Shares to be issued by the Trust have been filed with the Secretary of the Commonwealth of Massachusetts and (iv) the issuance of such series of Preferred Shares has been appropriately authorized by the Trust and, upon issuance and delivery of certificates for such series of Preferred Shares against payment therefor in accordance with the terms of such corporate proceeding taken by the Trust and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, or upon the exercise of any Warrants for such series of Preferred Shares in accordance with the terms thereof, or upon the exercise of any Rights for Preferred Shares in accordance with the terms thereof and receipt by the Trust of any additional consideration payable upon conversion, exchange or exercise, as applicable, such series of Preferred Shares represented by such certificates will be validly issued, fully paid and non-assessable.

(3) When (i) the Registration Statement has become effective under the Securities Act, (ii) the Warrants and, if applicable, a warrant agreement conforming to the description thereof in the Registration Statement and/or the applicable prospectus supplement have been duly authorized by the Trust and any such warrant agreement has been delivered by the Trust and the warrant agent named therein and (iii) Warrants conforming to the requirements of any related warrant agreement have been duly authenticated by the applicable warrant agent and the Warrants have been duly executed and delivered on behalf of the Trust against payment therefor in accordance with the terms of such corporate proceeding taken by the Trust, any applicable underwriting agreement or purchase agreement and any applicable warrant agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, the Warrants will constitute valid and binding obligations of the Trust, enforceable in accordance with their terms.

(4) When (i) the Registration Statement has become effective under the Securities Act and (ii) the Rights and, if applicable, a standby underwriting agreement conforming to the description thereof in the Registration Statement and/or the applicable prospectus supplement have been duly authorized by the Trust and any such standby underwriting agreement has been delivered by the Trust and the underwriter(s) named therein, and assuming (a) that the terms of the Rights are as described in the Registration Statement and/or the applicable prospectus supplement, (b) that the terms of the Rights do not violate any law applicable to the Trust or result in a default under or breach of any agreement or instrument binding upon the Trust and (c) that the Rights are then issued as contemplated in the Registration Statement and/or the applicable prospectus supplement, the Rights will constitute valid and binding obligations of the Trust, enforceable in accordance with their terms.

These opinions are subject to the effect of Federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which I express no opinion.

These opinions are subject to the effect of general principals of equity, whether applied by a court of law or equity, including, without limitation, concepts of materiality, good faith and fair dealing and upon the availability of injunctive relief or other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

I express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement and to the use of my name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. I do not, by giving such consent, admit that I am within the category of persons whose consent is required under Section 7 of the Act.

I note that I am Senior Vice President and Senior Counsel of the Trust and as of the date hereof, may be deemed to beneficially own approximately 3.2% of the Trust’s outstanding Common Shares.

Very truly yours,

/s/ Simeon Brinberg
SIMEON BRINBERG, ESQ.